Exhibit 99.1

BIMINI CAPITAL ANNOUNCES 2011
DIVIDEND DISTRIBUTION TREATMENT

VERO BEACH, Fla. (February 10, 2012) - Bimini Capital Management, Inc. (OTCBB: BMNM) (the "Company"), a real estate investment trust ("REIT"), today announced the following tax treatment for dividends paid or declared on the Company’s common stock in 2011.

Declaration Date	Record Date	Payment Date	Cash Distribution Per Share	Return of Capital

4/1/11	4/15/11	4/29/11	$0.0325	$0.0325
7/12/11	7/29/11	8/16/11	$0.0325	$0.0325

Total 2011 Cash Distribution			$0.0650	$0.0650

Stockholders are encouraged to consult with their personal tax advisors as to their specific tax treatment of dividends on the Company’s common stock.  The information set forth above is also available on the Company’s website, biminicapital.com, under the “Investor Relations” section of the website.

About Bimini Capital Management
Bimini Capital Management, Inc. is a REIT that invests primarily in, but is not limited to, residential mortgage-related securities issued by the Federal National Mortgage Association (Fannie Mae), the Federal Home Loan Mortgage Corporation (Freddie Mac) and the Government National Mortgage Association (Ginnie Mae). Its objective is to earn returns on the spread between the yield on its assets and its costs, including the interest expense on the funds it borrows.

Statements herein relating to matters that are not historical facts are forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995, including but not limited to any financial or operating results during the fourth quarter of 2010. The reader is cautioned that such forward-looking statements are based on information available at the time and on management's good faith belief with respect to future events, and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in such forward-looking statements. Important factors that could cause such differences are described in Bimini Capital Management, Inc.'s filings with the Securities and Exchange Commission, including Bimini Capital Management, Inc.'s most recent Annual Report on Form 10-K or Quarterly Report on Form 10-Q. Bimini Capital Management, Inc. assumes no obligation to update forward-looking statements to reflect subsequent results, changes in assumptions or changes in other factors affecting forward-looking statements.

CONTACT:
Bimini Capital Management, Inc.
Robert E. Cauley, 772-231-1400
Chairman and Chief Executive Officer
www.biminicapital.com

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